UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2007

Digital Angel Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15177	52-1233960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

490 Villaume Avenue, South St. Paul, Minnesota		55075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(651) 455-1621

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On July 31, 2007, Digital Angel Corporation (the "Company") entered into an amendment (the "Amendment") of its Product Supply and Distribution Agreement (the "Supply Agreement"), dated as of February 13, 2007, by and between the Company and Schering-Plough HomeAgain LLC. ("Schering"). The Supply Agreement governs the terms pursuant to which the Company has agreed to provide Schering electronic identification microchips and scanners as part of the Home Again® Proactive Pet Recovery Network. The original Supply Agreement was for an initial period of two years and did not provide for minimum purchase requirements. Pursuant to the Amendment, Schering agreed to submit minimum amounts of binding purchase orders for microchip assemblies in exchange for certain volume pricing discounts and provided its consent for the Company to seek resolution of pending patent litigation. The parties also agreed to certain pricing and volume terms with respect to the purchase of scanners and readers.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

August 3, 2007	By:	/s/ Lorraine Breece

Name: Lorraine Breece
Title: Vice President and Acting Chief Financial Officer